Registration No. 333-95159

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Metromedia International Group, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-0971455 (I.R.S. Employer Identification No.)
8000 Tower Point Drive
Charlotte, NC 28227
(704) 321-7380
(Address, including zip code, and telephone number, including area code, of principal executive offices)

RICHARD J. SHERWIN EMPLOYMENT AND STOCK OPTION AGREEMENTS
(Full title of the plan)

Natalia Alexeeva, Esq.
Vice President and General Counsel
8000 Tower Point Drive
Charlotte, NC 28227
(704) 321-7380
(Name, address and telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-95159) originally filed with the Securities and Exchange Commission on January 21, 2000 (the “Registration Statement”) by Metromedia International Group, Inc., a Delaware corporation (the “Registrant”).
     Pursuant to the Agreement and Plan of Merger, dated as of July 17, 2007 (the “Merger Agreement”), among CaucusCom Ventures L.P., a British Virgin Islands limited partnership (“Parent”), CaucusCom Mergerco Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and the Registrant, Purchaser was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger was consummated on August 22, 2007.
     In connection with the Merger, the Registrant hereby removes from registration all of its securities registered pursuant to the Registration Statement that remain unsold on the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 28, 2007.

METROMEDIA INTERNATIONAL GROUP, INC.
By:	/s/ Mark S. Hauf
	Name:	Mark S. Hauf
	Title:	Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Mark S. Hauf Mark S. Hauf	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2007

/s/ Harold F. Pyle, III Harold F. Pyle, III	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	September 28, 2007

/s/ B. Dean Elledge B.Dean Elledge	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	September 28, 2007

/s/ Peter Nagle Peter Nagle	Director	September 28, 2007

/s/ Jamal Khan Jamal Khan	Director	September 28, 2007

/s/ Irakli Rukhadze Irakli Rukhadze	Director	September 28, 2007

/s/William Alan McIntosh William Alan McIntosh	Director	September 27, 2007

/s/Graydon Philip Bellingan Graydon Philip Bellingan	Director	September 25, 2007

/s/ Edward Spencer Churchill Edward Spencer Churchill	Director	September 27, 2007

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